UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 –

Financial Information

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On June 5, 2008, Northeast Utilities (“NU”) issued $250,000,000 aggregate principal amount of its Senior Notes, Series C, due 2013 (the “Notes”) pursuant to an Underwriting Agreement dated June 2, 2008 among NU,  and Lehman Brothers Inc. and JP Morgan Securities Inc., as representatives of the several underwriters named therein.  The Notes are NU’s senior unsecured obligations and were issued under a Third Supplemental Indenture, dated as of June 1, 2008, between NU and The Bank of New York Trust Company, N.A., supplementing the Indenture between NU and the Bank of New York Trust Company, N.A., (as successor trustee), dated as of April 1, 2002.  Interest on the Notes will accrue at a rate of   5.65% per year and will be paid on June 1 and December 1 of each year, beginning December 1, 2008, and at maturity.  The Notes will mature on June 1, 2013.  In addition, the Notes may be redeemed, in whole or in part, at NU’s option at a make-whole redemption price.

Section 9 –

Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

1

Underwriting Agreement dated June 2, 2008 among Northeast Utilities and the Underwriters named therein.

4.1

Third Supplemental Indenture establishing the terms of the Notes, dated June 1, 2008 between Northeast Utilities and The Bank of New York Trust Company, N.A., as Trustee

4.2

Form of Senior Notes, Series C, Due 2013 (included as Exhibit A to the Supplemental Indenture filed herewith as Exhibit 4.1)

5

Legal opinion of Jeffrey C. Miller, Esq. relating to the validity of the Notes (includes consent)

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
June 10, 2008	By: /s/ Patricia C. Cosgel
Patricia C. Cosgel Assistant Treasurer - Finance

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